Nash-Finch Company
EXECUTIVE OFFICES

PO BOX 355, MINNEAPOLIS, MINNESOTA 55440-0355

NEWS

RELEASE

Nash Finch To Expand Its Distribution Network Serving Military Commissaries and Exchanges by
Acquiring
Three GSC Distribution Centers

MINNEAPOLIS (December 18, 2008) – Nash Finch Company (Nasdaq: NAFC), a leading national food distributor, announced today that it has entered into an agreement to acquire certain assets from GSC Enterprises, Inc., a food distributor headquartered in Sulphur Springs, Texas. Per the terms of the agreement, Nash Finch Company will operate three distribution centers, located in Pensacola, Fla., Junction City, Kan., and San Antonio, Texas respectively, each of which services military commissaries and exchanges. Under the terms of the agreement, Nash Finch will pay an estimated $80 million to GSC Enterprises in this all-cash transaction. Excluding first-year acquisition-related costs, Nash Finch expects the transaction to be immediately accretive to earnings.

“This acquisition extends our commitment to serving the U.S. military and will bolster our ability to serve our existing customers and attract new customers in the southern and Midwest regions of the United States by utilizing GSC’s successful supply network,” said Alec Covington, president and CEO of Nash Finch. “We are excited about the prospect of adding these facilities and welcoming to our company the many highly respected associates currently employed by these GSC facilities.”

Based on trailing 12-month financial information provided by GSC, for the period ending October 2008, the revenue contribution to GSC from these three facilities was approximately $740 million. The transaction is expected to close in the first quarter of 2009, subject to regulatory approval and customary closing conditions.

Michael K McKenzie, chairman of GSC Enterprises, Inc., said, “We believe that this transaction will benefit U.S. military commissaries and exchanges being served by Nash Finch and GSC by establishing a much broader and more efficient logistics network. While GSC has previously been committed to the military business, this transaction will allow us to more fully concentrate on growing and expanding both our convenience store and financial services segments.”

About GSC Enterprises, Inc.
GSC Enterprises, Inc. is one of the largest wholesale convenience store distributors in America, serving more than 4,500 independently-owned convenience stores, supermarkets, wholesale houses, discount centers and other retailers. GSC also has a financial services division located in Sulphur Springs, Texas that provides money orders, in-person bill pay and other financial services throughout twenty seven states. GSC is headquartered in Sulphur Springs, Texas, with its convenience store distribution center also located in Sulphur Springs. The convenience store distribution center of GSC carries over 12,000 items available in case or single packs, including dairy, meat, deli, and a complete line of store supplies.

About Nash Finch Company
Nash Finch Company (“the Company”) is a Fortune 1000 company and one of the leading food distribution companies in the United States. Nash Finch’s core business, food distribution, serves independent retailers and military commissaries in 31 states, the District of Columbia, Europe, Cuba, Puerto Rico, the Azores and Egypt. The Company also owns and operates a base of retail stores, primarily supermarkets under the, Econofoods®, Family Thrift Center® AVANZA®, Sun Mart®, and Family Fresh Market® trade names. Further information is available on the Company’s website, www.nashfinch.com.

Investor Call
A conference call to discuss the acquisition is scheduled for 1 p.m. (CT) on December 18, 2008. Interested participants can listen to the conference call over the Internet by logging onto the “Investor Relations” portion of Nash Finch’s website at http://www.nashfinch.com. A replay of the web cast will be available and the transcript of the call will be archived on the “Investor Relations” portion of Nash Finch’s website under the heading “Audio Archives.” A copy of this press release will be available at the time of the call on the “Investor Relations” portion of the Nash Finch website under the caption “Press Releases.”

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements relate to trends and events that may affect our future financial position and operating results. Any statement contained in this release that is not statements of historical fact may be deemed forward-looking statements. For example, words such as “may,” “will,” “should,” “likely,” “expect,” “anticipate,” “estimate,” “believe,” “intend, “ “potential” or “plan,” or comparable terminology, are intended to identify forward-looking statements. Such statements are based upon current expectations, estimates and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. The Company cannot guarantee that the acquisition will close or that the Company will realize anticipated operational efficiencies following the acquisition. The current state of the credit markets may increase the cost of financing the transaction. Important factors known to us that could cause or contribute to material differences include, but are not limited to the following:

— the effect of competition on our distribution, military and retail businesses;

— general sensitivity to economic conditions, including volatility in energy prices, food commodities and changes in market interest rates;

— our ability to identify and execute plans to expand our food distribution, military and retail operations;

— possible changes in the military commissary system, including those stemming from the redeployment of forces, congressional action and funding levels;

— our ability to identify and execute plans to improve the competitive position of our retail operations;

— the success or failure of strategic plans, new business ventures or initiatives;

— changes in consumer buying and spending patterns;

— risks entailed by future acquisitions, including the ability to successfully integrate acquired operations and retain the customers of those operations;

— changes in credit risk from financial accommodations extended to new or existing customers;

— significant changes in the nature of vendor promotional programs and the allocation of funds among the programs;

— limitations on financial and operating flexibility due to debt levels and debt instrument covenants;

— legal, governmental, legislative or administrative proceedings, disputes, or actions that result in adverse outcomes, such as adverse determinations or developments with respect to the litigation or

Securities and Exchange Commission (“SEC”) inquiry discussed in Part I, Item 3 of our Annual

Report on Form 10-K for the fiscal year ended December 29, 2007 and Form 10-Q filed with the

SEC;

— technology failures that may have a material adverse effect on our business;

— severe weather and natural disasters that may impact our supply chain;

— changes in health care, pension and wage costs and labor relations issues;

— threats or potential threats to security or food safety; and

— unanticipated problems with product procurement.

A more detailed discussion of many of these factors, as well as other factors, that could affect the Company’s results is contained in the Company’s periodic reports filed with the SEC, including Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007. You should carefully consider each of these factors and all of the other information in this report. We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to revise or update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements. You are advised, however, to consult any future disclosures we make on related subjects in future reports to the SEC.

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Contact: Robert Dimond, 952-844-1060